Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of LAN Airlines S.A. of our report dated February 14, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of LAN Airlines S.A. for the year ended December 31, 2011, which appears in such Registration Statement and the incorporation by reference in this Registration Statement on Form F- 4 of our report dated March 1, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in LAN Airlines S.A.’s Annual Report on Form 20-F for the year ended December 31, 2010. We also consent to the reference to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PriceWaterhouseCoopers Consultores, Auditores y Compania Limitada

Santiago, Chile

March 12, 2012

PricewaterhouseCoopers, Av. Andres Bello 2711 – Pisos 2, 3, 4 y 5, Las Conde 1- Santiago, Chile

RUT: 81.513.400-1-Teléfono: (56) (2) 940 oooo- www.pwc.cl